UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2022

Automatic Data Processing, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-5397	22-1467904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

(973) 974-5000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value (voting)	ADP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the "Board") of Automatic Data Processing, Inc. (the "Company") appointed David Goeckeler as a new director of the Company, effective February 14, 2022.

Mr. Goeckeler is the Chief Executive Officer of Western Digital Corporation, a leading developer, manufacturer, and provider of data storage devices and solutions.

Mr. Goeckeler will be compensated for his service on the Board in the same manner as the Company’s other non-employee directors. For a description of the Company’s director compensation programs, see “Compensation of Non-Employee Directors” in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders held on November 10, 2021, filed with the SEC on September 23, 2021. The Company will file an amended Current Report on Form 8-K/A to report Mr. Goeckeler’s committee assignments once the Board has made a determination.

A copy of the press release announcing Mr. Goeckeler’s appointment is attached hereto as Exhibit 99 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99	Press Release dated February 14, 2022 issued by Automatic Data Processing, Inc.
104	Cover Page Interactive Data File, embedded in Inline XBRL.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOMATIC DATA PROCESSING, INC.
(Registrant)

Date: February 14, 2022	By:	/s/ Michael A. Bonarti
		Name:	Michael A. Bonarti
		Title:	Vice President

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Exhibit Index

Exhibit Number	Description
99	Press Release dated February 14, 2022 issued by Automatic Data Processing, Inc.
104	Cover Page Interactive Data File, embedded in Inline XBRL.

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